AMENDMENT 1 TO
AGREEMENT 45658

BETWEEN

BATTELLE MEMORIAL INSTITUTE
PACIFIC NORTHWEST DIVISION
which operates
THE PACIFIC NORTHWEST NATIONAL LABORATORY
under Prime Contract No. DE-AC06-76RL01830
for the U.S. Department of Energy

AND

ISORAY MEDICAL, INC.

The U.S. Department of Energy’s Contractor, Battelle Memorial Institute, Pacific Northwest Division which operates the Pacific Northwest National Laboratory, is conducting for IsoRay Medical, Inc. (CLIENT) technical/research services in connection with Medical Isotope Production Support, under an Agreement dated February 24, 2004.

Both Parties agree to amend the Agreement in accordance with Proposal dated February 23, 2005, Amendment 1, as follows:

Change CLIENT’s name from “IsoRay Products, LLC” to “IsoRay Medical, Inc.,

•	Amend the completion date from September 30, 2005 to December 31, 2006.

•
Amend the total estimated cost from Eight Hundred Sixty-One Thousand Two Hundred Seventeen Dollars and No Cents ($861,217.00) to One Million Eight Hundred Forty-One Thousand Nine Hundred Eighty-Five Dollars and No Cents ($1,841,985.00).

•	Amend the scope of the work in accordance with attached Statement of Work dated February 23, 2005.

Except as amended herein, the conditions of the existing Agreement will remain in effect. This Amendment may be accepted within thirty (30) days from the date of BATTELLE’s signature below.

ISORAY MEDICAL, INC.	BATTELLE MEMORIAL INSTITUTE Pacific Northwest Division
By /s/ Donald R. Segna	By /s/ Alta Jones
Name Donald R. Segna	Name Alta Jones
Title VP Strategic Planning	Title Contracting Officer
Date 2/22/05	Date 2-23-05